Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-70390) on Form S-8 pertaining to the Cascade Bancorp Employees’ 401(k) Profit Sharing Plan of our report dated June 27, 2007, with respect to the financial statements and supplemental schedule of the Cascade Bancorp Employees’ 401(k) Profit Sharing Plan included in the Annual Report (Form 11-K) for the year ended December 31, 2006.

Portland, Oregon
June 27, 2007